EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SCI Systems, Inc. International Employee Stock Purchase Plan of our report dated August 2, 2000, with respect to the consolidated financial statements and schedule of SCI Systems, Inc. in its Annual Report (Form 10-K) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.


                                                     Ernst & Young LLP

Birmingham, Alabama

February 12, 2001